UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

SERVOTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

STAR EQUITY FUND, LP

STAR EQUITY FUND GP, LLC

STAR VALUE, LLC

STAR EQUITY HOLDINGS, INC.

STAR INVESTMENT MANAGEMENT, LLC

JEFFREY E. EBERWEIN

HANNAH M. BIBLE

BASHARA (BO) BOYD

RICHARD K. COLEMAN, JR.

JOHN W. GILDEA

ROBERT G. PEARSE

G. MARK POMEROY

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Star Equity Fund, LP (“Star Equity Fund”), together with the other participants named herein, intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual meeting of shareholders of Servotronics, Inc., a Delaware corporation.

On February 14, 2023, Star Equity Fund issued the following press release:

Star Equity Fund Announces Director Nominations at Servotronics

Believes Significant Board Change is Necessary

Nominates Six Highly Qualified Candidates for Election to the Board

Old Greenwich, CT – February 14, 2022 – Star Equity Fund, LP (“Star Equity Fund” or “we”) is an investment fund focused on unlocking shareholder value and improving corporate governance at its portfolio companies. Star Equity Fund owns 5.4% of the common stock of Servotronics, Inc. (NYSE American: SVT) (“Servotronics” or “Company”) and, for the benefit of all SVT shareholders, we announced today the nomination of six highly qualified candidates for election to the Company’s board of directors (the “Board”) at the Company’s 2023 annual meeting of shareholders (the “Annual Meeting”).

Servotronics shareholders have long endured value destruction and poor corporate governance under the stewardship of the incumbent Board. Although some change to the Board’s composition occurred last year, disappointingly, the Company’s corporate governance has worsened, its operating and financial performance has failed to improve, and the incumbents have refused to genuinely engage with us despite our substantial shareholding in SVT. Therefore, we have reluctantly concluded the only way to improve shareholder rights and value at SVT is to substantially change the composition of the Board. Put simply, it is a bridge too far for the long-suffering SVT shareholders to believe SVT’s financial performance and corporate governance will improve under the incumbent SVT directors, which is why we have nominated six highly qualified candidates for election to the Board. Our nominees are experienced, capable, and fully committed to act in the best interests of all SVT shareholders, and we are fully prepared to make our case for these nominees at the Annual Meeting. In addition, our nominees, once elected, will propose expanding the Board by one seat and having this seat filled by a nomination from the independent shareholders (i.e., not affiliated with us or the incumbents).

Incumbents further entrench themselves

On April 27, 2022, SVT issued a press release that announced some changes to its Board and made a show of “accelerating the expiration of the poison pill,” but what was left out of that press release was any mention of the new measures implemented by the incumbent Board, a mere few days prior, harming shareholder rights and further entrenching themselves.

On April 22, 2022, the Board amended and restated its bylaws to create new barriers to the director nomination process and failed to have these changes approved by the Company’s shareholders, further limiting shareholders’ ability to have a voice in determining the composition of the Board, which is contrary to good corporate governance.

Specifically, the new bylaws have:

•	Reduced nomination flexibility: Servotronics advanced the nomination deadline under its bylaws, thus reducing shareholder flexibility and affording the Board more time to develop defensive entrenchment strategies.

•	New legal and practical obstacles: The Company now requires that each director nominee submit a written questionnaire only available upon written request to the Company, giving the incumbents advance notice of any dissident nomination. Moreover, within the questionnaire, a director nominee must agree to adhere to Company policies that are not publicly available and can only be obtained through an additional written request.

•	New disclosure measures: Additionally, after setting the record date for the Annual Meeting, Servotronics imposed additional requirements on any nominating shareholder to disclose further information about their share ownership and knowledge of voting and other similar agreements.

These seemingly slight changes serve a specific purpose and are classic defense mechanisms used by entrenched boards to identify and discourage any dissident shareholders far in advance. We believe these moves to be very telling about the priorities and interests of the Company’s incumbent directors. We believe these measures were taken by the Board in response to our nomination of directors last year and clearly demonstrate the incumbents’ desire to maintain the status quo at all costs even at the expense of the long-suffering shareholders of SVT.

The Board continues to ignore its fiduciary duty to shareholders

At the 2022 annual meeting of shareholders, SVT’s shareholders voted in line with our WITHHOLD campaign, with a majority of the votes cast voting WITHHOLD on the incumbents Cosgrove and Gygax, respectively, and the executive compensation plan failed to obtain the affirmative vote of a majority of the votes cast. Additionally, the Board declined to meet with us or return our phone calls when we reached out to them with worthwhile ideas and suggestions on how to create value for SVT shareholders. We believe these signs indicate that the Board is still not properly aligned with shareholders and is more focused on entrenching themselves than on maximizing value for all shareholders.

Star Equity Fund remains resolute in its opinion that significant change in Board composition is vital to altering corporate governance practices, improving financial results, and ultimately unlocking shareholder value at SVT. We believe long-suffering SVT shareholders deserve better, and we aim to give shareholders an opportunity to vote for much-needed change on the Board at the Annual Meeting.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Star Equity Fund, LP (“Star Equity Fund”), together with the other participants named herein (collectively, “Star Equity”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual meeting of stockholders of Servotronics, Inc., a Delaware corporation (the “Company”).

STAR EQUITY STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are anticipated to be Star Equity Fund, Star Equity Fund GP, LLC (“Star Equity Fund GP”), Star Value, LLC (“Star Value”), Star Equity Holdings, Inc. (“Star Equity Holdings”), Star Investment Management, LLC (“Star Investment Management”), Jeffrey E. Eberwein, Hannah M. Bible, BaShara (Bo) Boyd, Richard K. Coleman, Jr., John W. Gildea, Robert G. Pearse, and G. Mark Pomeroy.

As of the date hereof, Star Equity Fund beneficially owns directly 135,000 shares of common stock, par value $0.20 per share, of the Company (the “Common Stock”). Star Equity Fund GP, as the general partner of Star Equity Fund, may be deemed to beneficially own the 135,000 shares of Common Stock owned directly by Star Equity Fund. Star Value, as the sole member of Star Equity Fund GP, may be deemed to beneficially own the 135,000 shares of Common Stock owned directly by Star Equity Fund. Star Equity Holdings, as the parent company of Star Equity Fund, may be deemed to beneficially own the 135,000 shares of Common Stock owned directly by Star Equity Fund. Star Investment Management, as the investment manager of Star Equity Fund, may be deemed to beneficially own the 135,000 shares of Common Stock owned directly by Star Equity Fund. Mr. Eberwein, as the Portfolio Manager of Star Equity Fund, may be deemed to beneficially own the 135,000 shares of Common Stock owned directly by Star Equity Fund. As of the date hereof, none of Mses. Bible or Boyd or Messrs. Coleman, Gildea, Pearse, or Pomeroy beneficially owns any Common Stock.

About Star Equity Fund, LP

Star Equity Fund, LP is an investment entity managed by Star Equity Holdings, Inc. Star Equity Fund seeks to unlock shareholder value and improve corporate governance at its portfolio companies.

About Star Equity Holdings, Inc.

Star Equity Holdings, Inc. is a diversified holding company with three divisions: Healthcare, Construction, and Investments.

For more information contact:
Star Equity Fund, LP	The Equity Group
Jeffrey E. Eberwein	Lena Cati
Portfolio Manager	Senior Vice President
203-489-9501	212-836-9611
jeff.eberwein@starequity.com	lcati@equityny.com